UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2008 (April 7, 2008)

Date of Report – (Date of earliest event reported)

CHEM RX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51518	20-2938469
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Park Place

Long Beach, NY 11561

(Address of principal executive office, including zip code)

(516) 889-8770

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Appointment of Certain Officers.

On April 7, 2008, the resignation of the Registrant’s Chief Financial Officer, Charles L. Kelly, became effective. In a previous announcement, on April 2, 2008, the Registrant announced that Mr. Kelly had resigned, that Mr. Kelly’s resignation would be effective April 4, 2008, and that Mr. Joseph Sinicropi would be appointed as interim Chief Financial Officer effective April 5, 2008. Subsequently, on April 4, 2008, the Registrant and Mr. Kelly extended Mr. Kelly’s tenure as the Registrant’s Chief Financial Officer until the filing of the Registrant’s Form 10-K with the Securities and Exchange Commission, which occurred on the morning of April 7, 2008.

In addition, the Registrant and Mr. Sinicropi mutually determined to delay the appointment of Mr. Sinicropi as interim Chief Financial Officer. Mr. Sinicropi was appointed as interim Chief Financial Officer on Friday, April 11, 2008.

Mr. Sinicropi, age 54, served as executive vice president and chief financial officer of Del Laboratories, Inc., a manufacturer and marketer of cosmetics and over-the-counter pharmaceuticals, from September 2005 to January 31, 2008. From 1995 until September 2005, Mr. Sinicropi held chief financial officer positions with: IdeaSphere, Inc., a provider of natural and organic supplements, beverages, food and health and wellness information; Twin Laboratories, Inc., a manufacturer and marketer of nutritional supplements; and SI Corporation, an international marketer and manufacturer of polypropylene fabrics and fibers. Twin Laboratories, Inc. filed a petition for protection under the federal bankruptcy laws in 2003 and was subsequently acquired in an auction process by IdeaSphere, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEM RX CORPORATION

Dated: April 11, 2008	By:	/s/ Steven Silva
Name: Steven Silva
Title: President and Chief Operating Officer